UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 1, 2011

TELULAR CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23212	36-3885440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

311 South Wacker Drive, Suite 4300, Chicago, Illinois	60606-6622
(Address of Principal Executive Offices)	(Zip Code)

(312) 379-8397
(Registrant's Telephone Number, Including Area Code) ____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.        Submission of Matters to a Vote of Security Holders.

On February 1, 2011, Telular held its annual shareholders’ meeting.  The total number of voting shares was 14,990,062, of which 13,165,726 votes were cast and are summarized in the table below:

Proposal 1:	Election of Directors				Broker
	Name		For	Withheld	Non-Votes

	Larry J. Ford		5,995,163	836,173	6,334,390
	Lawrence S. Barker		6,549,303	282,033	6,334,390
	Joseph A. Beatty		6,552,498	278,838	6,334,390
	Betsy J. Bernard		6,158,977	672,359	6,334,390
	Brian J. Clucas		6,783,331	48,005	6,334,390
	Jeffrey Jacobowitz		6,161,768	669,568	6,334,390
	M. Brian McCarthy		6,158,910	672,426	6,334,390

					Broker
		For	Against	Abstentions	Non-Votes
Proposal 2:	To approve the Second Amended and Restated 2008 Employee Stock Incentive Plan and to increase the number of shares of common stock reserved for issuance under the plan by 325,000.	5,416,071	1,374,269	40,996	6,334,390

Proposal 3:	To approve the Third Amended and Restated Non-Employee Director Stock Incentive Plan and to increase the number of shares of common stock reserved for issuance under the plan by 25,000.	6,454,050	335,532	41,754	6,334,390

Proposal 4:	Advisory vote for the approval of compensation for the named executice officers of the Company.	6,660,991	85,532	84,813	6,334,390

						Broker
		1 Year	2 Years	3 Years	Abstain	Non-Votes
Proposal 5:	Advisory vote to determine the frequency of future advisory votes for the approval of compensation for the named executive officers of the Company.	3,409,121	28,634	3,354,288	39,035	6,334,648

					Broker
		For	Against	Abstentions	Non-Votes
Proposal 6:	To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accountants for the fiscal year ending September 30, 2011.	12,771,513	27,374	366,839	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2011	TELULAR CORPORATION

	By:	/s/ Jonathan Charak
Jonathan Charak
Chief Financial Officer